Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF CARBON NATURAL GAS COMPANY

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended March 31, 2012 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Carbon Natural Gas Company (the “Company”) hereby certifies that:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

05/15/2012	/s/ Patrick R. McDonald

Patrick R. McDonald
Chief Executive Officer and President